EXHIBIT 10(t)

                   RECEIVABLES SALE AGREEMENT

                  DATED AS OF DECEMBER 28, 2000

                              among

                     AIRBORNE EXPRESS, INC.,
                         as Originator,

                               and

                     AIRBORNE CREDIT, INC.,
                            as Buyer

                   RECEIVABLES SALE AGREEMENT

     THIS RECEIVABLES SALE AGREEMENT, dated as of December 28,
2000, is by and among AIRBORNE EXPRESS, INC., a Delaware
corporation ("Originator") and AIRBORNE CREDIT, INC., a Virginia
corporation ("Buyer").  Unless defined elsewhere herein,
capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in
Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Receivables Purchase Agreement).

                     PRELIMINARY STATEMENTS

     The Originator now owns, and from time to time hereafter
will own, Receivables.  The Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of
Originator's right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.

     The Originator and Buyer intend the transactions
contemplated hereby to be true sales to Buyer by Originator of the Receivables originated by it, providing Buyer with the full benefits of ownership of such Receivables, and neither the
Originator nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

     Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated
Related Security and Collections pursuant to that certain
Receivables Purchase Agreement dated as of December 28, 2000 (as the same may from time to time hereafter be amended,
supplemented, restated or otherwise modified, the "Purchase
Agreement") among Buyer, Originator, as initial Servicer, Blue
Ridge Asset Funding Corporation ("Blue Ridge"), and Wachovia
Bank, N.A. or any successor agent appointed pursuant to the terms of the Purchase Agreement, as administrative agent (in such
capacity, the "Administrative Agent").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I

                AMOUNTS AND TERMS OF THE PURCHASE

     Section 1.1    Purchase of Receivables.

     (a)  Effective on the date hereof, in consideration for the
Purchase Price paid to Originator and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and
Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Receivables of Originator existing as of the close of business on the Initial Cutoff Date and all Receivables of Originator arising thereafter through and including the Termination Date, together, in each case, with all
Related Security relating thereto and all Collections thereof.
In accordance with the preceding sentence, on the date hereof
Buyer shall acquire all of Originator's right, title and interest in and to all Receivables existing as of the Initial Cutoff Date and thereafter arising through and including the Termination
Date, together with all Related Security relating thereto and all
Collections thereof.  Buyer shall be obligated to pay the
Purchase Price for the Receivables purchased hereunder from
Originator in accordance with Section 1.2.

     (b)  On the first Friday following the third Monday of each calendar month hereafter (or if any such day is not a Business
Day, on the next succeeding Business Day thereafter, Originator shall (or shall provide such information to the Servicer to
permit the Servicer to) deliver to Buyer a report in
substantially the form of Exhibit VI hereto (each such report being herein called a "Purchase Report") with respect to the
Receivables sold by Originator to Buyer during the Settlement
Period then most recently ended.  In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the Originator deliver, and Originator shall deliver, such approvals, opinions, information or documents as
Buyer may reasonably request.

     (c)  It is the intention of the parties hereto that each
Purchase of Receivables from the Originator made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the
Receivables originated by Originator.  Except for the Purchase
Price Credits owed to Originator pursuant to Section 1.3, the sale of Receivables hereunder by Originator is made without
recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a
party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in
connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator.
In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such
Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables originated by it with a legend
acceptable to Buyer and to the Administrative Agent (as Buyer's
assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial
statements that its Receivables have been sold to Buyer.  Upon the request of Buyer or the Administrative Agent (as Buyer's assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be
necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables originated by
Originator and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer's assignee) may reasonably request.

     Section 1.2    Payment for the Purchases.

     (a)  The Purchase Price for the Purchase from Originator of its Receivables in existence as of the close of business on the
Initial Cutoff Date shall be payable in full by Buyer to
Originator on the date hereof, and shall be paid to Originator in the following manner:

          (i)  by delivery of immediately available funds, to the
     extent of funds made available to Buyer in connection with its subsequent request for an Advance from the Purchasers
     under the Purchase Agreement; provided that a portion of
     such funds shall be offset by amounts owed by Originator to
     Buyer on account of the issuance of equity having a total
     value of not less than the Required Capital Amount, and

          (ii) the balance, by delivery of the proceeds of a
     subordinated revolving loan from Originator to Buyer (a
     "Subordinated Loan") in an amount not to exceed the least of
     (A) the remaining unpaid portion of such Purchase Price, (B)
     the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital
     Amount, and (C) fifteen percent (15%) of such Purchase
     Price.  Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an
     appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such
     notation shall not affect any obligation of Buyer
     thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by
Buyer to Originator or its designee on the date each such
Receivable came into existence (except that Buyer may, with
respect to any such Purchase Price, offset against such Purchase
Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to
Originator in the manner provided in the following paragraphs
(b), (c) and (d).

     (b)  With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay Originator the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

          first, by delivery to Originator or its designee of
     immediately available funds, to the extent of funds
     available to Buyer from its subsequent pledge of an interest in all of the Receivables to the Administrative Agent for
     the benefit of the Secured Parties under the Purchase
     Agreement or other cash on hand; and

          second, by delivery to Originator or its designee of
     the proceeds of a Subordinated Loan, provided that the
     making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii).

     Subject to the limitations set forth in Section 1.2(a)(ii),
Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date.  The
Subordinated Loans owing to Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the
Purchasers.

     (c)  From and after the Termination Date, Originator shall not be obligated to (but may, at its option) sell Receivables to
Buyer.

     (d)  Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such
Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated by
Originator during the same Calculation Period and based on the information contained in the Purchase Report delivered by
Originator for the Calculation Period then most recently ended.
Although settlement shall be effected on Settlement Dates,
increases or decreases in the amount owing under the Subordinated
Note made pursuant to Section 1.2 shall be deemed to have
occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

     Section 1.3    Purchase Price Credit Adjustments.

     If on any day:

     (a)  the Outstanding Balance of a Receivable purchased from
Originator is:

          (i)  reduced as a result of any defective or rejected
     or returned goods or services, any discount or any
     adjustment or otherwise by Originator (other than as a
     result of such Receivable becoming a Charged-Off Receivable or to reflect cash Collections on account of such
     Receivable),

          (ii) reduced or canceled as a result of a setoff in
     respect of any claim by any Person (whether such claim
     arises out of the same or a related transaction or an
     unrelated transaction), or

     (b)  any of the representations and warranties set forth in
Sections 2.1(h), (i), (j), (l), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a
"Purchase Price Credit") against the Purchase Price otherwise payable to Originator hereunder equal to the Outstanding Balance of such Receivable (calculated before giving effect to reduction or cancellation).  If such Purchase Price Credit exceeds the
Original Balance of the Receivables originated by Originator on any day, Originator shall pay the remaining amount of such
Purchase Price Credit in cash immediately, provided that if the
Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.

     Section 1.4    Payments and Computations, Etc.

     All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of
Originator designated from time to time by Originator or as
otherwise directed by Originator.  In the event that any payment owed by any Person hereunder becomes due on a day that is not a
Business Day, then such payment shall be made on the next
succeeding Business Day.  If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the
Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.  All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     Section 1.5    Transfer of Records.

     (a)  In connection with the Purchase from Originator of
Receivables originated by it, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all
Receivables sold by it hereunder, without the need for any
further documentation in connection with such Purchase.  In
connection with such transfer, Originator hereby grants to each of Buyer, the Administrative Agent and the Servicer an
irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for such Receivables, to the extent necessary to administer such
Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the
license described herein, to be effective, Originator hereby agrees that upon the request of Buyer (or Buyer's assignee),
Originator will use its reasonable efforts to obtain the consent of such third-party licensor.  If any software used by Originator to account for the Receivables originated by it prohibits
Originator from granting the license to use described herein, or if, after reasonable efforts, consent of any licensor of such software for the grant of the license described herein is not obtained, there shall be no transfer of such software hereunder or any grant by Originator of the license to use described
herein.  The license granted hereby shall be irrevocable until the indefeasible payment in full of the aggregate Outstanding
Balance, and shall terminate on the date this Agreement
terminates in accordance with its terms.

     (b)  Originator (i) shall take such action requested by
Buyer and/or the Administrative Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii)
shall use its reasonable efforts to ensure that Buyer, the
Administrative Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

     Section 1.6    Characterization.

     If, notwithstanding the intention of the parties expressed in Section 1.1(c), any sale by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or
unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  For this purpose and without being in derogation of the parties'
intention that the sale of Receivables by Originator hereunder shall constitute a true sale thereof, Originator hereby grants to
Buyer a duly perfected security interest in all of Originator's right, title and interest in, to and under all Receivables of such Originator which are now existing or hereafter arising, all
Collections and Related Security with respect thereto, each Lock-
Box and Blocked Account, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from Originator together with all other obligations of
Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto.  Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                           ARTICLE II

                 REPRESENTATIONS AND WARRANTIES

     Section 2.1    Representations and Warranties of Originator.

     Originator hereby represents and warrants to Buyer on the
date hereof, on the date of the Purchase from Originator
hereunder and on each date that any Receivable is originated by
Originator on or after the date of such Purchase, that:

     (a)  Existence and Power.  Originator is a corporation duly organized under the laws of the state set forth after its name in the preamble to this Agreement (the "Applicable State"), and no other state or jurisdiction, and as to which such Applicable
State must maintain a public record showing such entity to have been organized.  Originator is validly existing and in good
standing under the laws of its Applicable State and is duly
qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental
licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse
Effect.

     (b)  Power and Authority; Due Authorization, Execution and
Delivery.  The execution and delivery by Originator of this
Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and
thereunder, and Originator's use of the proceeds of the Purchase made from it hereunder, are within its organizational powers and authority and have been duly authorized by all necessary
organizational action on its part.  This Agreement and each other
Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

     (c)  No Conflict.  The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational
Documents, (ii) any law, rule or regulation applicable to it,
(iii) any restrictions under any agreement, contract or
instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse
Claim on assets of Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material
Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (d)  Governmental Authorization.  Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the
performance of its obligations hereunder and thereunder.

     (e)  Actions, Suits.  There are no actions, suits or
proceedings pending, or to the best of Originator's knowledge, threatened, against or affecting Originator, or any of its
properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse
Effect.  Originator is not in default with respect to any order of any court, arbitrator or governmental body.

     (f)  Binding Effect.  This Agreement and each other
Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator
enforceable against Originator in accordance with their
respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other
similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether
enforcement is sought in a proceeding in equity or at law).

     (g)  Accuracy of Information.  All information heretofore
furnished by Originator or any of its Affiliates to Buyer (or its
assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction
contemplated hereby or thereby is, and all such information
hereafter furnished by Originator or any of its Affiliates to
Buyer (or its assigns) will be, true and accurate in every
material respect on the date such information is stated or
certified and does not and will not contain any material
misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

     (h)  Use of Proceeds.  No portion of any Purchase Price
payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation
applicable to Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the
Securities Exchange Act of 1934, as amended.

     (i)  Good Title.  Immediately prior to the Purchase from
Originator hereunder and upon the creation of each Receivable originated by Originator after the Initial Cut-Off Date,
Originator (i) is the legal and beneficial owner of such
Receivables and (ii) is the legal and beneficial owner of the
Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction
Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC
(or any comparable law) of all appropriate jurisdictions to
perfect Originator's ownership interest in each such Receivable, its Collections and the Related Security.

     (j)  Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from Originator) (i)
legal and equitable title to, with the right to sell and encumber each Receivable originated by Originator, whether now existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of Originator's right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all
appropriate jurisdictions to perfect Buyer's ownership interest in such Receivables, the Related Security and the Collections.
Originator's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

     (k)  Places of Business and Locations of Records.  The
principal places of business and chief executive office of
Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with
Section 4.2(a) in jurisdictions where all action required by
Section 4.2(a) has been taken and completed.  Originator's
Federal Employer Identification Number is correctly set forth on
Exhibit II.

     (l)  Collections.  The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly
performed.  The names and addresses of all Collection Banks, together with the account numbers of the Blocked Accounts of
Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.  Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Blocked Accounts, or the right to take dominion and control of any such Lock-Box or Blocked
Accounts at a future time or upon the occurrence of a future event.

     (m)  Material Adverse Effect.  Since September 30, 2000, no
event has occurred that would have a Material Adverse Effect.

     (n)  Names.  The name in which Originator has executed this
Agreement is identical to the name of Originator as indicated on the public record of its state of organization which shows
Originator to have been organized.  In the past five (5) years,
Originator has not used any corporate names, trade names or
assumed names other than the name in which it has executed this
Agreement and as listed on Exhibit II.

     (o)  Ownership of Buyer.  Parent  owns, directly or
indirectly, 100% of the issued and outstanding equity interests of Buyer.  Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

     (p)  Not a Holding Company or an Investment Company.
Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public
Utility Holding Company Act of 1935, as amended, or any successor statute.  Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

     (q)  Compliance with Law.  Originator has complied in all
respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not
reasonably be expected to have a Material Adverse Effect.  Each
Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto
(including, without limitation, laws, rules and regulations
relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection
practices and privacy), and no part of such Contract is in
violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

     (r)  Compliance with Credit and Collection Policy.
Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

     (s)  Payments to Originator.  With respect to each
Receivable originated by Originator and sold to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor.  No transfer
hereunder by Originator of any Receivable originated by
Originator is or may be voidable under any section of the
Bankruptcy Reform Act of 1978 (11 U.S.C.  101 et seq.), as
amended.

     (t)  Enforceability of Contracts.  Each Contract with
respect to each Receivable is effective to create, and has
created, a legal, valid and binding obligation of the related
Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such
enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity
(regardless of whether enforcement is sought in a proceeding in equity or at law).

     (u)  Eligible Receivables.  Each Receivable reflected in any
Purchase Report as an Eligible Receivable was an Eligible
Receivable on the date of its acquisition by Buyer hereunder.

     (v)  Accounting.  The manner in which Originator accounts
for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                           ARTICLE III

                     CONDITIONS OF PURCHASE

     Section 3.1    Conditions Precedent to Purchase.

     The Purchase under this Agreement is subject to the
conditions precedent that (a) Buyer shall have been capitalized with not less than $10,000 in cash, (b) Buyer shall have received on or before the date of such purchase those documents listed on
Schedule A and (c) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

     Section 3.2    Conditions Precedent to Subsequent Payments.

     Buyer's obligation to pay for Receivables coming into
existence after the Initial Cutoff Date shall be subject to the further conditions precedent that:  (a) the Facility Termination
Date shall not have occurred under the Purchase Agreement; (b)
Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following
statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):

          (i)  the representations and warranties set forth in
     Article II are true and correct on and as of the date such
     Receivable came into existence as though made on and as of such date; and

          (ii) no event has occurred and is continuing that will
     constitute a Termination Event or an Unmatured Termination
     Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the
Subordinated Note, and/or by offset of amounts owed to Buyer), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such
Receivable were in fact satisfied.  The failure of Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct Originator to pay to Buyer an amount equal to the Purchase
Price payment that shall have been made with respect to any
Receivables related thereto.

                           ARTICLE IV

                            COVENANTS

     Section 4.1    Affirmative Covenants of Originator.

     Until the date on which this Agreement terminates in
accordance with its terms, Originator hereby covenants as set forth below:

     (a)  Financial Reporting.  Parent will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer
(or its assigns):

          (i)  Annual Reporting.  Within 90 days after the close
     of its fiscal year, audited financial statements (which
     shall include balance sheets, statements of income and
     retained earnings and statements of cash flows) for Parent and its Subsidiaries for such fiscal year certified by
     Deloitte & Touche LLP or by any other nationally recognized independent public accountants, which certification shall be free of exceptions and qualifications not acceptable to the
     Administrative Agent.

          (ii) Quarterly Reporting.  Within 45 days after the
     close of the first three (3) quarterly periods of its
     respective fiscal year, balance sheets of Parent and its
     Subsidiaries as at the close of each such period and
     statements of income and retained earnings and a statement of cash flows for Parent and its Subsidiaries for the period from the beginning of such fiscal year to the end of such
     quarter, all certified by its chief financial officer.

          (iii)     Compliance Certificate.  Together with the
     financial statements required hereunder, a compliance
     certificate in substantially the form of Exhibit IV signed by Parent's Authorized Officer and dated the date of such
     annual financial statement or such quarterly financial
     statement, as the case may be.

          (iv) Shareholders Statements and Reports.  Promptly
     upon the furnishing thereof to the shareholders of Parent or its Subsidiaries, copies of all financial statements,
     reports and proxy statements so furnished.

          (v)  S.E.C. Filings.  Promptly upon the filing thereof,
     copies of all registration statements and annual, quarterly, monthly or other regular reports which Parent or any of its
     Subsidiaries files with the Securities and Exchange
     Commission.

          (vi) Copies of Notices.  Promptly upon its receipt of
     any notice, request for consent, financial statements,
     certification, report or other communication under or in
     connection with any Transaction Document from any Person
     other than Buyer, the Administrative Agent or Blue Ridge,
     copies of the same.

          (vii)     Change in Credit and Collection Policy.  At
     least thirty (30) days prior to the effectiveness of any
     material change in or material amendment to the Credit and
     Collection Policy, a copy of the Credit and Collection
     Policy then in effect and a notice (A) indicating such
     proposed change or amendment, and (B) if such proposed
     change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting
     Buyer's (and the Administrative Agent's, as Buyer's
     assignee) consent thereto.

          (viii)    Other Information.  Promptly, from time to
     time, such other information, documents, records or reports relating to the Receivables originated by Originator or the condition or operations, financial or otherwise, of Parent or Originator as Buyer (or its assigns) may from time to
     time reasonably request in order to protect the interests of
     Buyer (and its assigns) under or as contemplated by this
     Agreement.

     (b)  Notices.  Originator will notify Buyer (or its assigns)
in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i)  Termination Events or Unmatured Termination
     Events.  The occurrence of each Termination Event and each
     Unmatured Termination Event, by a statement of an Authorized
     Officer of Originator.

          (ii) Judgment and Proceedings.  (A) The entry of any
     judgment or decree against Parent or any of its Subsidiaries if the aggregate amount of all judgments and decrees then
     outstanding against the Parent and its Subsidiaries exceeds
     $10,000,000 after deducting (1) the amount with respect to which Parent or Subsidiary is insured and with respect to
     which the insurer has assumed responsibility in writing, and
     (2) the amount for which Parent or Subsidiary is otherwise indemnified if the terms of such indemnification are
     satisfactory to Buyer (or its assigns), and (B) the
     institution of any litigation, arbitration proceeding or
     governmental proceeding against Parent or any of its
     Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (iii)     Material Adverse Effect.  The occurrence of
     any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (iv) Defaults Under Other Agreements.  The occurrence
     of a default or an event of default under any other material financing arrangement pursuant to which Parent or any of its
     Subsidiaries is a debtor or an obligor.

          (v)  ERISA Events.  The occurrence of any ERISA Event.

          (vi) Downgrade of Originator or Parent.  Any downgrade
     in the rating of any Indebtedness of Originator or Parent by
     S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

     (c)  Compliance with Laws and Preservation of Existence.
Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions,
decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a
Material Adverse Effect.  Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain
qualified in good standing as a foreign entity in each
jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not
reasonably be expected to have a Material Adverse Effect.

               (d)  Audits.  Originator will furnish to Buyer (or its
assigns) from time to time such information with respect to it and the Receivables sold by it as Buyer (or its assigns) may reasonably request.  Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of Originator, permit
Buyer (or its assigns) or their respective agents or
representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of
Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator's financial condition or the Receivables and the Related Security or Originator's
performance under any of the Transaction Documents or
Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters; provided, however, that so long as no
Amortization Event has occurred and is continuing, (A) the
Originator shall be responsible for the costs and expenses of one
(1) Review in any one calendar year, and (B) the Buyer (or its assigns) will not request more than two (2) Reviews in any one calendar year.

     (e)  Keeping and Marking of Records and Books.

          (i)  Originator will maintain and implement
     administrative and operating procedures (including, without limitation, an ability to recreate records evidencing
     Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books,
     records and other information reasonably necessary or
     advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  Originator
     will give Buyer (or its assigns) notice of any material
     change in the administrative and operating procedures
     referred to in the previous sentence.

          (ii) Originator will (A) on or prior to the date
     hereof, mark its master data processing records and other
     books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's
     ownership interests in the Receivables and further
     describing the security interest of the Administrative Agent
     (on behalf of the Secured Parties) under the Purchase
     Agreement and (B) upon the request of Buyer (or its assigns)
     following the occurrence of an Amortization Event:  (x) mark each Contract with a legend describing Buyer's ownership
     interests in the Receivables originated by Originator and
     further describing the Receivable Interests of the
     Administrative Agent (on behalf of the Secured Parties) and
     (y) after the occurrence of any Termination Event, deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract)
     relating to such Receivables.

     (f)  Compliance with Contracts and Credit and Collection
Policy.  Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated by it, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

     (g)  Ownership.  Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables originated by such Originator and the Collections and (ii) all of Originator's right, title and interest in the Related Security associated with the Receivables originated by Originator, in each case, free and clear of any
Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all
appropriate jurisdictions to perfect Buyer's interest in such
Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of
Buyer as Buyer (or its assigns) may reasonably request).

     (h)  Purchaser's Reliance.  Originator acknowledges that the
Administrative Agent and the Purchaser are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from
Originator and any Affiliates thereof.  Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of
Originator and any Affiliates thereof and not just a division of
Originator or any such Affiliate.  Without limiting the
generality of the foregoing and in addition to the other
covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer,
(ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the "separateness covenants" set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S.
Treasury Regulations 1.1502-33(d) and 1.1552-1.

     (i)  Collections.  Originator will cause (i) all Collections to be sent to a Blocked Account or a Lock-Box and cause all such
Collections to be deposited in one of the Blocked Accounts, (ii)
each Blocked Account shall be subject at all times to a Blocked
Account Agreement that is in full force and effect, and (iii) a
Delivery Order to be executed and delivered with respect to each
Lock-Box.  In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, such Originator will deposit (or will cause all such payments to be deposited) directly to a Blocked Account within two (2)
Business Days following receipt thereof and, at all times prior to such remittance, Originator will itself hold or, if
applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns.  Originator will transfer exclusive ownership, dominion and control of each Lock-
Box and Blocked Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Blocked Account at a future time or upon the occurrence of a future event to any
Person, except to Buyer (or its assigns) as contemplated by this
Agreement and the Purchase Agreement.

     (j)  Taxes.  Originator will file all tax returns and
reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently
contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  Originator will pay when due any taxes
payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of
Buyer and its assigns.

     Section 4.2    Negative Covenants of Originators.

     Until the date on which this Agreement terminates in
accordance with its terms, Originator hereby covenants that:

     (a)  Name Change, Offices and Records.  Originator will not change its (i) state of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer's interest in the Receivables or the associated Related Security and Collections or any office where Records are kept unless it shall have:  (A) given Buyer (or its assigns) at least forty-five (45) days' prior written notice thereof and (B) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer
(or its assigns) in connection with such change or relocation.

     (b)  Change in Payment Instructions to Obligors.  Originator
will not add or terminate any bank as a Blocked Account Bank, or make any change in the instructions to Obligors regarding
payments to be made to any Lock-Box or Blocked Account, unless
Buyer (or its assigns) shall have received, at least ten (10)
days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Blocked Bank or a Blocked Account, an executed Blocked Account Agreement with respect to the new
Blocked Account; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Blocked Account.

     (c)  Modifications to Contracts and Credit and Collection
Policy.  Originator will not make any change to the Credit and
Collection Policy that could adversely affect the collectibility of the Receivables originated by it or decrease the credit
quality of any of its newly created Receivables.  Except as
otherwise permitted in its capacity as Servicer pursuant to the
Purchase Agreement, Originator will not extend, amend or
otherwise modify the terms of any Receivable or any Contract related to any Receivable other than in accordance with the
Credit and Collection Policy.

     (d)  Sales, Liens.  Originator will not sell, assign (by
operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any
Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable,
Related Security or Collections, or upon or with respect to any
Contract under which any Receivable arises, or any Lock-Box or
Blocked Account, or assign any right to receive income with
respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and
Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator.  Originator shall not create or suffer to exist any mortgage, pledge,
security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

     (e)  Accounting for Purchase.  Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale by Originator to Buyer of the Receivables originated by Originator and the associated
Related Security or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of such Receivables and Related Security by Originator to
Buyer except to the extent that such transactions are not
recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                            ARTICLE V

                       TERMINATION EVENTS

     Section 5.1    Termination Events.

     The occurrence of any one or more of the following events
shall constitute a Termination Event:

     (a)  Originator shall fail (i) to make any payment or
deposit required hereunder when due and such failure shall
continue for five (5) consecutive days, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other
Transaction Document to which it is a party and such failure shall continue for ten (10) consecutive days.

     (b)  Any representation, warranty, certification or
statement made by Originator in this Agreement, any other
Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any
material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be
applicable with respect to any representation or warranty which itself contains a materiality threshold.

     (c)  Failure of Originator to pay any Indebtedness when due in excess of $5,000,000; or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the
holder or holders of such Indebtedness to cause, such
Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

     (d)  (i) An Event of Bankruptcy shall occur with respect to
Originator or any of its Subsidiaries.

     (e)  A Change of Control shall occur.

     (f)  One or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the
aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue
unsatisfied and in effect for fifteen (15) consecutive days
without a stay of execution.

     (g)  (i) An ERISA Event shall occur with respect to a
Pension Plan or Multiemployer Plan which his resulted or could reasonably be expected to result in liability of Originator under
Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii)
the aggregate amount of Unfunded-Pension Liability among all
Pension Plans at any time exceeds $1,000,000; or (iii) Originator or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment
payment with respect to its withdrawal liability under Section
4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.

     Section 5.2    Remedies.

     Upon the occurrence and during the continuation of a
Termination Event, Buyer may take any of the following actions:
(a) declare the Termination Date to have occurred, whereupon the
Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to
Originator under the Federal Bankruptcy Code, the Termination
Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by
Originator and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Originator to Buyer.  The
aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of
Buyer and its assigns otherwise available under any other
provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved,
including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                           ARTICLE VI

                         INDEMNIFICATION

     Section 6.1    Indemnities by Originator.

     Without limiting any other rights that Buyer may have
hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns,
officers, directors, agents and employees (each an "Indemnified
Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements
(all of the foregoing being collectively referred to as
"Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the
acquisition, either directly or indirectly, by Buyer of an
interest in the Receivables originated by Originator, excluding, however:

     (a)  Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified
Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

     (b)  Indemnified Amounts to the extent the same includes
losses in respect of Receivables originated by Originator that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

     (c)  taxes imposed by the jurisdiction in which such
Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above,
Originator shall indemnify Buyer for Indemnified Amounts relating to or resulting from:

          (i)  any representation or warranty made by Originator
     (or any officers of Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction
     Document or any other information or report delivered by
     Originator pursuant hereto or thereto for which Buyer has
     not received a Purchase Price Credit that shall have been
     false or incorrect when made or deemed made;

          (ii) the failure by Originator, to comply with any
     applicable law, rule or regulation with respect to any
     Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of
     Originator to keep or perform any of its obligations,
     express or implied, with respect to any Contract;

          (iii)     any failure of Originator to perform its
     duties, covenants or other obligations in accordance with
     the provisions of this Agreement or any other Transaction
     Document;

          (iv) any products liability, personal injury or damage,
     suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

          (v)  any dispute, claim, offset or defense (other than
     discharge in bankruptcy of the Obligor) of the Obligor to
     the payment of any Receivable (including, without
     limitation, a defense based on such Receivable or the
     related Contract not being a legal, valid and binding
     obligation of such Obligor enforceable against it in
     accordance with its terms), or any other claim resulting
     from the sale of the merchandise or service related to such
     Receivable or the furnishing or failure to furnish such
     merchandise or services;

          (vi) the commingling of Collections of Receivables at
     any time with other funds;

          (vii)     any investigation, litigation or proceeding
     related to or arising from this Agreement or any other
     Transaction Document, the transactions contemplated hereby,
     Originator's use of the proceeds of the Purchase from it
     hereunder, the ownership of the Receivables originated by
     Originator or any other investigation, litigation or
     proceeding relating to Originator in which any Indemnified
     Party becomes involved as a result of any of the
     transactions contemplated hereby;

          (viii)    any inability to litigate any claim against
     any Obligor in respect of any Receivable as a result of such
     Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal
     action, suit or proceeding;

          (ix) any Termination Event described in Section 5.1(d);

          (x)  any failure to vest and maintain vested in Buyer,
     or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by such Originator and the associated Collections, and all of Originator's
     right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any
     Adverse Claim;

          (xi) the failure to have filed, or any delay in filing,
     financing statements or other similar instruments or
     documents under the UCC of any applicable jurisdiction or
     other applicable laws with respect to any Receivable
     originated by Originator, the Related Security and
     Collections with respect thereto, and the proceeds of any
     thereof, whether at the time of the Purchase from Originator hereunder or at any subsequent time;

          (xii)     any action or omission by Originator which
     reduces or impairs the rights of Buyer with respect to any
     Receivable or the value of any such Receivable;

          (xiii)    any attempt by any Person to void the
     Purchase from Originator hereunder under statutory
     provisions or common law or equitable action; and

          (xiv)     the failure of any Receivable reflected as an
     Eligible Receivable on any Purchase Report prepared by such
     Originator to be an Eligible Receivable at the time acquired by Buyer.

     Section 6.2    Other Costs and Expenses.

     Originator shall pay to Buyer on demand all costs and out-of-
pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered
hereunder.  Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this
Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                           ARTICLE VII

                          MISCELLANEOUS

     Section 7.1    Waivers and Amendments.

     (a)  No failure or delay on the part of Buyer (or its
assigns) in exercising any power, right or remedy under this
Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b)  No provision of this Agreement may be amended,
supplemented, modified or waived except in writing signed by
Originator and Buyer and, to the extent required under the
Purchase Agreement, the Administrative Agent and the Liquidity
Banks or the Required Liquidity Banks.  Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

     Section 7.2    Notices.

     All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic
facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or
telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may
hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b)
if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

     Section 7.3    Protection of Ownership Interests of Buyer.

     (a)  Originator agrees that from time to time, at its
expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or
desirable, or that Buyer (or its assigns) may request, to
perfect, protect or more fully evidence the interest of Buyer hereunder, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder.  At any time, Buyer
(or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

     (b)  If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required
to) perform, or cause performance of, such obligations, and
Buyer's (or such assigns') costs and expenses incurred in
connection therewith shall be payable by Originator as provided in Section 6.2.  Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns)
as its attorney(ies)-in-fact, to act on behalf of Originator (i)
to execute on behalf of Originator as debtor and to file
financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the
perfection and priority of the interest of Buyer in the
Receivables originated by such Originator and the associated
Related Security and Collections and (ii) to file a carbon,
photographic or other reproduction of this Agreement or any
financing statement with respect to the Receivables as a
financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in such Receivables.  This appointment is coupled with an interest and is irrevocable.  From and after July 1, 2001:  (A) Originator hereby authorizes Buyer (or its assigns) to file financing
statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of Originator, in such form and in such offices as Buyer (or any of its assigns)
reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (B) Originator acknowledges and agrees that it is not authorized to, and will not, file financing
statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative
Agent (as Buyer's assignee), consenting to the form and substance of such filing or recording document, and (C) Originator
approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as Buyer's assign)
in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrative Agent (as
Buyer's assign).

     Section 7.4    Confidentiality.

     (a)  Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this
Agreement and the other confidential or proprietary information with respect to the Administrative Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

     (b)  Anything herein to the contrary notwithstanding,
Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Administrative
Agent, the Liquidity Banks or Blue Ridge by each other, (ii) by
Buyer, the Administrative Agent or the Purchasers to any
prospective or actual assignee or participant of any of them and
(iii) by the Administrative Agent to any rating agency,
Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity
organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the
administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing,
provided each such Person is informed of the confidential nature of such information.  In addition, the Purchasers and the
Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     (c)  Buyer shall maintain and shall cause each of its
employees and officers to maintain the confidentiality of this
Agreement and the other confidential or proprietary information with respect to Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the
Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary
information: (i) to the Administrative Agent and the other
Purchasers, (ii) to any prospective or actual assignee or
participant of the Administrative Agent or the other Purchasers who execute a confidentiality agreement for the benefit of such
Originator and Buyer on terms comparable to those required of
Buyer hereunder with respect to such disclosed information, (iii)
to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge, (iv) to any officers,
directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or
proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

     Section 7.5    Bankruptcy Petition.

     (a)  Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue
Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other
similar proceeding under the laws of the United States or any state of the United States.

     (b)  Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in
instituting against, Buyer any bankruptcy, reorganization,
arrangement, insolvency or liquidation proceedings or other
similar proceeding under the laws of the United States or any state of the United States.

     Section 7.6    Limitation of Liability.

     Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Administrative
Agent or any Liquidity Bank, no claim may be made by Originator or any other Person against Blue Ridge, the Administrative Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special,
indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in
connection therewith; and Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 7.7    CHOICE OF LAW.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE
WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE
STATE OF NEW YORK.

     Section 7.8    CONSENT TO JURISDICTION.

     ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE
JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT
SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY
ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY
IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR
PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND
IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS
TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN
SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO
BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER
JURISDICTION.  ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST
BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING,
DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF,
RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT
EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE
BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     Section 7.9    WAIVER OF JURY TRIAL.

     EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY
JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY
ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY
DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE
RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 7.10   Integration; Binding Effect; Survival of
Terms.

     (a)  This Agreement and each other Transaction Document
contain the final and complete integration of all prior
expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof
superseding all prior oral or written understandings.

     (b)  This Agreement shall be binding upon and inure to the benefit of the Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy).
Originator may not assign any of its rights and obligations
hereunder or any interest herein without the prior written
consent of Buyer.  Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator.  Without limiting the
foregoing, Originator acknowledges that Buyer, pursuant to the
Purchase Agreement, may assign to the Administrative Agent, for the benefit of the Secured Parties, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement.  Originator
agrees that the Administrative Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of
Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and
Originator agrees to cooperate fully with the Administrative
Agent in the exercise of such rights and remedies.  This
Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the
indemnification and payment provisions of Article VI; and (iii)
Section 7.5 shall be continuing and shall survive any termination of this Agreement.

     Section 7.11   Counterparts; Severability; Section
References.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same
Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as
delivery of a manually executed counterpart to this Agreement.
Any provisions of this Agreement which are prohibited or
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or
unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any
jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to "Article," "Section,"
"Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                    [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                              AIRBORNE EXPRESS, INC.

                              By:  /s/Diane M. Hackler
                              Name:  Diane M. Hackler
                              Title:    Treasurer

                              Address:
                                   3101 Western Avenue
                                   P.O. Box 662
                                   Seattle, WA 98111-0662
                              Telephone: (206) 281-1003
                              Telecopy: (206) 281-1444

                              AIRBORNE CREDIT, INC.

                              By:  /s/Diane M. Hackler
                              Name:     Diane M. Hackler
                              Title:    Treasurer

                              Address:
                                   3101 Western Avenue
                                   P.O. Box 662
                                   Seattle, WA 98111-0662
                              Telephone: (206) 281-1003
                              Telecopy: (206) 281-1444

                            Exhibit I

                           Definitions

     This is Exhibit I to the Agreement (as hereinafter defined).
As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I
(such meanings to be equally applicable to the singular and
plural forms thereof).  If a capitalized term is used in the
Agreement, or any Exhibit or Schedule thereto, and is not
otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase
Agreement (hereinafter defined)
 .
     "Administrative Agent" has the meaning set forth in the
Preliminary Statements to the Agreement.

     "Agreement" means the Receivables Sale Agreement, dated as of December 28, 2000, among Originator and Buyer, as the same may be amended, restated or otherwise modified.

     "Applicable State" has the meaning set forth in Section 2.1 of the Agreement.

     "Blue Ridge" has the meaning set forth in the Preliminary
Statements to the Agreement.

     "Buyer" has the meaning set forth in the preamble to the
Agreement.

     "Calculation Period" means each calendar month or portion
thereof which elapses during the term of the Agreement.  The first Calculation Period shall commence on the date of the
Purchases hereunder and the final Calculation Period shall
terminate on the Termination Date.

     "Change of Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership
(within the meaning of Rule 13d-3 of the Securities and Exchange
Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting Equity Interests of Parent, (b)
Parent ceases to own 100% of the outstanding voting Equity
Interests of Originator, or (c) Parent ceases to own 100% of the outstanding voting Equity Interests of Buyer.

     "Contract" means, with respect to any Receivable, any and
all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such
Receivable.

     "Credit and Collection Policy" means the Originators' credit and collection policies and practices relating to Contracts and
Receivables existing on the date hereof and summarized in Exhibit
V, as modified from time to time in accordance with the
Agreement.

     "Default Fee" means a per annum rate of interest equal to
the sum of (i) the Prime Rate, plus (ii) 2% per annum.

     "Discount Factor" means a percentage calculated to provide
Buyer with a reasonable return on its investment in the
Receivables originated by Originator after taking account of (i)
the time value of money based upon the anticipated dates of
collection of such Receivables and the cost to Buyer of financing its investment in such Receivables during such period and (ii)
the risk of nonpayment by the Obligors.  Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which
Originator and Buyer agree to make such change.  As of the date hereof, the Discount Factor in respect of all Receivables is
LIBOR plus 0.35%.

     "Equity Interests" means, with respect to any Person, any
and all shares, interests, participations or other equivalents, including membership interests (however designated, whether
voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any rule or regulation issued thereunder.

     "ERISA Affiliate" means any trade or business (whether or
not incorporated) under common control with Originator within the meaning of Section 414(b) or (c) of the Tax Code (and Sections
414(m) and (o) of the Tax Code for purposes of provisions
relating to Section 412 of the Tax Code).

     "ERISA Event" means (a) a Reportable Event with respect to a
Pension Plan; (b) a withdrawal by Originator or any ERISA
Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of
operations which is treated as such a withdrawal under Section
4062(e) of ERISA; (c) a complete or partial withdrawal by
Originator or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d)
the filing of a notice of intent to terminate, the treatment of a
Plan amendment as a termination under Section 4041 or 4041A of
ERISA, or the commencement of proceedings by the PBGC to
terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute
grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or
Multiemployer Plan; or (f) the imposition of any liability under
Tide IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Originator or any ERISA
Affiliate.

     "Finance Charges" means, with respect to a Contract, any
finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

     "Indemnified Amounts" has the meaning set forth in Section
6.1 of the Agreement.

     "Indemnified Parties" has the meaning set forth in Section
6.1 of the Agreement.

     "Initial Cutoff Date" means the Business Day immediately
prior to the date of this Agreement.

     "LIBOR" for the date hereof or any Settlement Period, as the case may be, means the offered rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) appearing in
The Wall Street Journal for one month LIBOR loans on the date hereof or the first Business Day of such Settlement Period, as the case may be.

     "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of the Originator and its Subsidiaries, considered as a whole, (ii) the ability of
Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or
enforceability of the Agreement or any other Transaction
Document, (iv) any Originator's, Buyer's, the Administrative
Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related
Security or Collections with respect thereto, or (v) the
collectibility of the Receivables generally or of any material portion of the Receivables.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a "multiemployer plan", within
the meaning of Section 4001 (a) (3) of ERISA, to which Originator or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "Net Worth" means as of the last Business Day of each
Calculation Period preceding any date of determination, the
excess, if any, of (a) the aggregate Outstanding Balance of the
Receivables at such time, over (b) the sum of (i) the Aggregate
Principal outstanding at such time, plus (ii) the aggregate
outstanding principal balance of the Subordinated Loans
(including any Subordinated Loan proposed to be made on the date of determination).

     "Obligor" means a Person obligated to make payments pursuant to a Contract.

     "Organizational Documents" means, for any Person, the
documents for its formation and organization, which, for example,
(a) for a corporation are its corporate charter and bylaws,
(b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited
liability company are its certificate of formation or
organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

     "Original Balance" means, with respect to any Receivable
coming into existence after the Initial Cutoff Date, the
Outstanding Balance of such Receivable on the date it was
created.

     "Originator" has the meaning set forth in the preamble to
the Agreement.

     "Parent" means Airborne, Inc., a Delaware corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation, or
any successor thereto.

     "Pension Plan" means a pension plan (as defined in Section
3(2) of ERISA) subject to Title IV of ERISA which Originator sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Plan" means an employee benefit plan (as defined in Section
3(3) of ERISA) which Originator or any of its ERISA Affiliates sponsors or maintains or to which any Originator or any of its
ERISA Affiliates makes, is making, or is obligated to make
contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of
Persons who are not U.S. residents.

     "Purchase" means the purchase by Buyer from Originator
pursuant to Section 1.1(a) of the Agreement of the Receivables
originated by Originator and the Related Security and Collections
related thereto, together with all related rights in connection therewith.

     "Purchase Agreement" has the meaning set forth in the
Preliminary Statements to the Agreement.

     "Purchase Price" means, with respect to the Purchase from
Originator, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables originated by Originator and the associated
Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding
Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any
Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the
Agreement.

     "Purchase Price Credit" has the meaning set forth in Section
1.3 of the Agreement.

     "Purchase Report" has the meaning set forth in Section
1.1(b) of the Agreement.

     "Related Security" means, with respect to any Receivable:

          (i)  all of the Originator's interest in the inventory
     and other goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by
     Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

          (ii) all other security interests or liens and property
     subject thereto from time to time, if any, purporting to
     secure payment of such Receivable, whether pursuant to the
     Contract related to such Receivable or otherwise, together with all financing statements and security agreements
     describing any collateral securing such Receivable,

          (iii)     all guaranties, letters of credit, insurance
     and other agreements or arrangements of whatever character from time to time supporting or securing payment of such
     Receivable whether pursuant to the Contract related to such
     Receivable or otherwise,

          (iv) all service contracts and other contracts and
     agreements associated with such Receivable,

          (v)  all Records related to such Receivable,

          (vi) all of the Originator's right, title and interest
     in each Lock-Box and each Blocked Account, and

          (vii)     all proceeds of any of the foregoing.

     "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under
ERISA has been waived in regulations issued by the PBGC.

     "Required Capital Amount" means, as of any date of
determination, an amount equal to the greater of (a) 3% of the
Purchase Limit under the Purchase Agreement, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Loss
Horizon Ratio, each as determined from the most recent Monthly
Report received from the Servicer under the Purchase Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Settlement Date" means, the 2nd Business Day after each
Reporting Date.

     "Subordinated Loan" has the meaning set forth in Section
1.2(a) of the Agreement.

     "Subordinated Note" means a promissory note in substantially the form of Exhibit V hereto as more fully described in Section
1.2 of the Agreement, as the same may be amended, restated,
supplemented or otherwise modified from time to time.

     "Tax Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Termination Date" means the earliest to occur of (i) the
Facility Termination Date (as defined in the Purchase Agreement),
(ii) the Business Day immediately prior to the occurrence of a
Termination Event set forth in Section 5.1(d), (iii) the Business
Day specified in a written notice from Buyer to the Originator following the occurrence of any other Termination Event, and (iv)
the date which is 10 Business Days after Buyer's receipt of
written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

     "Termination Event" has the meaning set forth in Section 5.1 of the Agreement.

     "Unmatured Termination Event" means an event which, with the passage of time or the giving of notice, or both, would
constitute a Termination Event.

          All accounting terms not specifically defined herein
shall be construed in accordance with GAAP.  All terms used in
Article 9 of the UCC in the State of New York, and not
specifically defined herein, are used herein as defined in such
Article 9.

                           Exhibit II

            Places of Business; Locations of Records;
     Federal Employer Identification Number(s); Other Names

Places of Business:

     Airborne Express, Inc.
     3101 Western Avenue
     Seattle, WA 98121-1043

     Mailing Address:
     P.O. Box 662
     Seattle, WA 98111-0662

     Tel.: (206) 830-4600

Locations of Records:

     Airborne Express, Inc.
     3101 Western Avenue
     Seattle, WA 98121-1043

     Mailing Address:
     P.O. Box 662
     Seattle, WA 98111-0662

     Tel.: (206) 830-4600

Federal Employer Identification Number:

     Airborne Express, Inc.: EIN #91-0837469

Legal, Trade and Assumed Names:

     Airborne Express, Inc.
     Airborne Express
     Airborne Freight Corporation

                           Exhibit III

       Lock-boxes; Blocked Accounts; Blocked Account Banks

   Originator         Lock-Box        Related Blocked Account
Airborne Express  Airborne Express   Bank of America
Inc.              P.O. Box 91001     San Francisco, CA
                  Seattle, WA 98111  ABA#: 121000358
                                     A/C#: 1233386558

Airborne Express                     Wachovia Bank
Inc.                                 Atlanta, GA
                                     ABA#: 053100494
                                     A/C#: 8736-000912

Airborne Express                     Wachovia Bank
Inc.                                 Atlanta, GA
                                     ABA#: 053100494
                                     A/C#: 8735-028902

Airborne Express                     Bank of Boston
Inc.                                 Boston, MA
                                     ABA#: 011000390
                                     A/C#: 580-35308

                           Exhibit IV

                 Form of Compliance Certificate

     This Compliance Certificate is furnished pursuant to that
certain Receivables Sale Agreement dated as of December 28, 2000 between Airborne Express, Inc. and Airborne Credit, Inc. (the
"Agreement").  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the
Agreement.

             THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected ______________ of  ___________
("Originator").

     2.   I have reviewed the terms of the Agreement and I have
made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its
Subsidiaries during the accounting period covered by the attached financial statements.

     3.   The examinations described in paragraph 2 did not
disclose, and I have no knowledge of, the existence of any
condition or event which constitutes a Termination Event or an
Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

     [4.  Described below are the exceptions, if any, to
paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:
_______________________________].

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements
delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 200_.

                              ______________________________
                              [Name]

                            Exhibit V

                    Form of Subordinated Note

                        SUBORDINATED NOTE
                                                December 28, 2000

     1.   Note.  FOR VALUE RECEIVED, the undersigned, Airborne
Credit, Inc., a Virginia corporation ("SPV"), hereby
unconditionally promises to pay to the order of Airborne Express,
Inc., a Delaware corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding
Balance of all Receivables sold by Originator under the "Sale
Agreement" referred to below has been reduced to zero and (ii)
Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the
Purchase thereunder (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of December 28, 2000 among Originator, as seller, and SPV, as buyer (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement").  Reference to Section
1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.  All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale
Agreement.

     2.   Interest.  SPV further promises to pay interest on the
outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business
Day of each month (or portion thereof) during the term of this
Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first
business day of each month hereafter ("LIBOR"); provided,
however, that if SPV shall default in the payment of any
principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid
amounts, from the date such payment is due to the date of actual payment.  Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this
Subordinated Note.  The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the
Collection Date and may be repaid or prepaid at any time without premium or penalty.

     3.   Principal Payments.  Originator is authorized and
directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie
evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

     4.   Subordination.  Originator shall have the right to
receive, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Purchase Agreement hereinafter referred to)
owned by SPV at such time exceeds the sum of (a) the Aggregate
Principal (as defined in the Purchase Agreement) outstanding at such time under the Purchase Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this
Subordinated Note.  Originator hereby agrees that at any time during which the conditions set forth in the proviso of the
immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Administrative
Agent or any Purchaser under that certain Purchase Agreement dated as of December 28, 2000 by and among SPV, Airborne Express,
Inc., as initial Servicer, various "Purchasers" from time to time party thereto, and Wachovia Bank, N.A., as the "Administrative
Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement").  The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent and the Purchasers and/or any of their respective assignees (collectively, the
"Senior Claimants") under the Purchase Agreement.  Until the date on which the "Aggregate Principal" outstanding under the Purchase
Agreement has been repaid in full and all other obligations of
SPV and/or the Servicer thereunder and under the "Fee Letter"
referenced therein (all such obligations, collectively, the
"Senior Claim") have been indefeasibly paid and satisfied in full,  Originator shall not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred.  Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative
Agent for the benefit of the Senior Claimants.

     5.   Bankruptcy; Insolvency.  Upon the occurrence of any
proceeding of the type described in Section 5.1(d) of the Sale
Agreement involving SPV as debtor, then and in any such event the
Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Principal and the Senior Claim (including "Interest" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Interest is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other
property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

     6.   Amendments.  This Subordinated Note shall not be
amended or modified except in accordance with Section 7.1 of the
Sale Agreement.  The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent for the benefit of the Purchasers.

     7.   GOVERNING LAW.  THIS SUBORDINATED NOTE HAS BEEN MADE
AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND
THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN
ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK.
WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL
BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER
APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE
SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH
PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION
OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH
PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

     8.   Waivers.  All parties hereto, whether as makers,
endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.  Originator additionally expressly waives all notice of the acceptance by any Senior
Claimant of the subordination and other provisions of this
Subordinated Note and expressly waives reliance by any Senior
Claimant upon the subordination and other provisions herein
provided.

     9.   Assignment.  This Subordinated Note may not be
assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the
Administrative Agent, and any such attempted transfer shall be void.

                              AIRBORNE CREDIT, INC.

                              By:_____________________________
                                 Title:

                            Schedule
                               to
                        SUBORDINATED NOTE
          SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

          Amount of      Amount of     Unpaid
         Subordinated    Principal   Principal   Notation
 Date        Loan          Paid       Balance     made by
                                                (initials)

                           Exhibit VI

                    [Form of] Purchase Report

  For the Calculation Period beginning [date] and ending [date]
                             -------

TO:  BUYER AND THE ADMINISTRATIVE AGENT (AS BUYER'S ASSIGNEE)

Aggregate Outstanding Balance
of all Receivables sold        $_____________                 A
during the period:
Less:  Aggregate Outstanding
Balance of all Receivables
sold during such period which
were not Eligible Receivables  ($____________)               (B)
on the date when sold:
Equals:  Aggregate
Outstanding Balance of all
Eligible Receivables sold                      $___________  =C
during the period (A - B):
Less:  Purchase Price
discount during the Period:    ($____________)               (D)

Equals:  Gross Purchase Price
Payable during the period (A                   $___________  =E
- D)
Less:  Total Purchase Price
Credits arising during the     ($____________)    (F)
Period:
Equals:  Net Purchase Price
payable during the Period (E                   $___________  =G
- F):

Cash Purchase Price Paid to
Originator during the Period:  $_____________     H
Subordinated Loans made
during the Period:             $_____________     I
Less:  Repayments of
Subordinated Loans received   ($_____________)    (J)
during the Period:
Equals:  Purchase Price paid
in Cash or Subordinated Loans
during the period                              $___________  =K
(H + I - J):

                           Schedule A

               DOCUMENTS TO BE DELIVERED TO BUYER
                   ON OR PRIOR TO THE PURCHASE

1.   Executed copies of the Receivables Sale Agreement, duly
executed by the parties thereto.

2.   A certificate of Originator's Secretary certifying:

          (a)  A copy of the Resolutions of the Board of
     Directors of such Originator, authorizing Originator's
     execution, delivery and performance of the Receivables Sale
     Agreement and the other documents to be delivered by it
     thereunder;

          (b)  A copy of the Organizational Documents of such
     Originator (also certified, to the extent that such
     documents are filed with any governmental authority, by the
     Secretary of State of the jurisdiction of organization of
     such Originator on or within thirty (30) days prior to
     closing);

          (c)  Good Standing Certificates for such Originator
     issued by the Secretaries of State of its state of
     incorporation and each jurisdiction where it has material
     operations; and

          (d)  The names and signatures of the officers
     authorized on its behalf to execute the Receivables Sale
     Agreement and any other documents to be delivered by it
     thereunder.

3.   Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Originator from the following
     jurisdictions:

          (a)

          (b)

4.   Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the
     initial Purchase (as defined in the Receivables Sale
     Agreement) in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the
     UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

5.   Time stamped receipt copies of proper UCC termination
     statements, if any, necessary to release all security
     interests and other rights of any Person in the Receivables,
     Contracts or Related Security previously granted by each
     Originator.

6.   [Reserved].

7.   A favorable opinion of legal counsel for Originator
     reasonably acceptable to Buyer (and the Administrative
     Agent, as Buyer's assignee) as to the following:

          (a)  Originator is a corporation duly organized,
     validly existing, and in good standing under the laws of the state of Delaware.

          (b)  Originator has all requisite authority to conduct
     its business in each jurisdiction where failure to be so
     qualified would have a material adverse effect on such
     Originator's business.

          (c)  The execution and delivery by Originator of the
     Receivables Sale Agreement and each other Transaction
     Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all
     necessary organizational action and proceedings on the part of Originator and will not:

               (i)  require any action by or in respect of, or
          filing with, any governmental body, agency or official
          (other than the filing of UCC financing statements);

               (ii) contravene, or constitute a default under,
          any provision of applicable law or regulation or of its
          articles or certificate of incorporation or bylaws or
          of any agreement, judgment, injunction, order, decree
          or other instrument binding upon Originator; or

               (iii)     result in the creation or imposition of
          any Adverse Claim on assets of Originator or any of its
          Subsidiaries (except as contemplated by the Receivables
          Sale Agreement).

          (d)  The Receivables Sale Agreement and each other
     Transaction Document to which it is a party has been duly
     executed and delivered by Originator and constitutes the
     legally valid, and binding obligation of Originator
     enforceable in accordance with its terms, except to the
     extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of
     creditors' rights generally and subject also to the
     availability of equitable remedies if equitable remedies are sought.

          (e)  In the event that the Receivables Sale Agreement
     is held to create a transfer for security purposes rather
     than a true sale or other outright assignment, the
     provisions of the Receivables Sale Agreement are effective to create valid security interests in favor of Buyer in all of Originator's right, title and interest in and to the
     Receivables and Related Security described therein which
     constitute "accounts," "chattel paper" or "general
     intangibles" (each as defined in the UCC) (collectively, the
     "Opinion Collateral"), as security for the payment of a loan deemed to have been made by Buyer to such Originator in an amount equal to the Purchase Price (as defined therein) of the Receivables (as defined therein) acquired from
     Originator, together with all other obligations of Buyer
     thereunder.

          (f)  Each of the UCC-1 Financing Statements naming
     Originator as debtor, Buyer, as secured party, and
     Administrative Agent, as assignee of secured party to be
     filed in the Department of Licensing of the State of
     Washington, is in appropriate form for filing therein.  Upon filing of such UCC-1 Financing Statements in such filing
     offices and payment of the required filing fees, the
     security interest in favor of Buyer in the Opinion
     Collateral will be perfected and assigned of record to the
     Administrative Agent.

          (g)  Based solely on our review of the UCC Search
     Reports, and assuming (i) the filing of the Financing
     Statements and payment of the required filing fees in
     accordance with paragraph (f) and (ii) the absence of any
     intervening filings between the date and time of the Search
     Reports and the date and time of the filing of the Financing
     Statements, the security interest of Buyer in the Opinion
     Collateral is prior to any security interest granted in the
     Opinion Collateral by Originator, the priority of which is determined solely by the filing of a financing statement in the Department of Licensing of the State of Washington.

          (h)  To the best of the opinion giver's knowledge,
     there is no action, suit or other proceeding against
     Originator or any Affiliate of Originator, which would
     materially adversely affect the business or financial
     condition of Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of
     Originator to perform its obligations under the Receivables
     Sale Agreement.

          (i)  Originator is not an "investment company" as such
     term is defined in the Investment Company Act of 1940, as
     amended.

8.   A "true sale" opinion and "substantive consolidation"
     opinion of counsel for Originator with respect to the
     transactions contemplated by the Receivables Sale Agreement.

9.   A Certificate of Originator's chief financial officer
     certifying that, as of the closing date, no Termination
     Event or Unmatured Termination Event exists and is
     continuing.

10.  Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to
     existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

11.  Executed Subordinated Note by Buyer in favor of Originator.

12.  If applicable, a direction letter executed by Originator authorizing Buyer (and the Administrative Agent, as its
     assignee) and directing warehousemen to allow Buyer (and the
     Administrative Agent, as its assignee) to inspect and make copies from Originator's books and records maintained at off-
     site data processing or storage facilities.